Exhibit 21
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                         SUBSIDIARIES OF THE REGISTRANT

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                                                                     Place of                 Percentage of
    Name of Company                                                  Incorporation          Voting Securities
    ---------------                                                  -------------          -----------------

Rietschle Thomas UK Limited                                      United Kingdom                 100%
ASF Thomas Industries Holding Deutschland GmbH                   Germany                        100%
Rietschle Thomas Puchheim GmbH                                   Germany                        100%
Rietschle Thomas Memmingen GmbH                                  Germany                        100%
Rietschle Thomas Wuppertal GmbH                                  Germany                        100%
Blue Grass Holdings Inc.                                         Nevada                         100%
Rietschle Thomas New Zealand Ltd.                                New Zealand                    100%
Rietschle Thomas Australia Pty. Ltd.                             Australia                      100%
Rietschle Thomas Brasil Ltda.                                    Brazil                         100%
Rietschle Thomas Netherlands B.V.                                Netherlands                    100%
Rietschle Thomas Asia Pacific Limited                            Hong Kong                      100%
Rietschle Thomas Italia S.p.A.                                   Italy                          100%
Rietschle Thomas Hanover, Inc.                                   Maryland                       100%
Rietschle Thomas Ireland, Ltd.                                   Ireland                        100%
Rietschle Thomas Japan, Ltd./Yasio Operation                     Japan                          100%
Rietschle Thomas Korea Co. Ltd.                                  Korea                          100%
Rietschle S.A.                                                   Switzerland                    100%
Rietschle Thomas France S.A.S.                                   France                         100%
Rietschle Thomas Sweden AB                                       Sweden                         100%
Rietschle Thomas Denmark A/S                                     Denmark                        100%
Rietschle Thomas GmbH                                            Austria                        100%
Rietschle Thomas Czech Republic, s.r.o.                          Czech Republic                 100%
Rietschle Thomas Hungaria Kft.                                   Hungary                        100%
Rietschle Thomas Slovakia, s.r.o.                                Slovakia                       100%
Rietschle Thomas Trading (Shanghai) Co. Ltd.                     China                          100%
Rietschle UK Ltd.                                                United Kingdom                 100%
TIWR Holding GmbH & Co. K.G.                                     Germany                        100%
TIWR U.K. Limited                                                United Kingdom                 100%
TIWR Verwaltungs GmbH                                            Germany                        100%
TI France S.A.S.                                                 France                         100%
TI Luxembourg S.A.R.L.                                           Luxembourg                     100%
TI Netherlands Holdings C.V.                                     Netherlands                    100%
Rietschle Thomas Monroe, Inc.                                    Delaware                       100%
Thomas Canadian Holdings Inc.                                    Delaware                       100%
Thomas Imports, Inc.                                             Nevada                         100%
Thomas Industries Asia Pacific, Inc.                             Delaware                       100%
Rietschle Australia Pty. Ltd.                                    Australia                      100%
Rietschle Thomas Japan, Ltd./Head Office                         Japan                          100%
Thomas Industries Export, Inc.                                   U.S. Virgin Islands            100%
Rietschle Thomas Sheboygan Inc.                                  Delaware                       100%
Thomas-Oberdorfer Pumps, Inc.                                    Delaware                       100%
Tupelo Holdings LLC                                              Delaware                       100%
Welch Vacuum Technology, Inc.                                    Delaware                       100%
Werie (Far East) Co. Ltd.                                        Hong Kong                      100%
Werner Rietschle Verwaltungs GmbH                                Germany                        100%
Rietschle Thomas Schopfheim GmbH                                 Germany                        100%
Rietschle Thomas Taiwan Co., Ltd.                                Taiwan                         100%
Wuxi Rietschle Thomas Pneumatic Systems Co., Ltd.                China                          100%

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